EXHIBIT 99.1

TUT SYSTEMS, INC. REPORTS THIRD QUARTER 2003 RESULTS

Pleasanton, Calif., October 29, 2003 — Tut Systems, Inc. (Nasdaq: TUTS), today announced its results for the third quarter 2003. Revenue for the quarter ended September 30, 2003, was $8.5 million compared with revenue of $2.0 million for the quarter ended September 30, 2002. This represents a year-over-year increase in revenues of 319%. Revenue for the nine months ended September 30, 2003, was $23.0 million compared with $6.9 million for the nine months ended September 30, 2002. This represents a year-over-year increase in revenues of 233%. The increases are primarily attributable to the strategic acquisition of VideoTele.com in November 2002. Further, revenue of $8.5 million for the quarter ended September 30, 2003 represents an 8% increase over second quarter 2003 revenues of $7.9 million.

The net loss for the three and nine months ended September 30, 2003, was $(0.7) million or $(0.04) per basic and diluted share and $(5.0) million or $(0.25) per basic and diluted share, respectively. This compares with the net loss for the three and nine months ended September 30, 2002, of $(5.9) million or $(0.36) per basic and diluted share and $(24.6) million or $(1.50) per basic and diluted share, respectively.

Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) for the quarter ended September 30, 2003, improved by $4.9 million to $23 thousand, compared with a negative $4.9 million for the quarter ended September 30, 2002. EBITDA for the nine months ended September 30, 2003, improved by $18.9 million to a negative $2.8 million from a negative $21.7 million for the same period in 2002. The Company computes EBITDA, as reflected in the table appearing at the end of this press release, by adding net interest, depreciation and amortization expense to its GAAP reported net loss. (For a reconciliation of GAAP to non-GAAP figures, please see the accompanying table entitled “Third Quarter Fiscal Year 2003 GAAP to Non-GAAP Reconciliation.”)

Third Quarter Conference Call Information

Tut Systems will host a conference call to discuss third quarter results beginning today at 2:00 pm Pacific time. For callers within the United States, please dial 800-939-8871 at least 5 minutes before start time or visit http://www.tutsystems.com. International participants may dial 706-643-1559 or visit http://www.tutsystems.com.

For callers within the United States accessing the conference call replay, please dial 800-642-1687, conference identification code, 3597971. International participants may dial +1-706-645-9291. The replay will be available at http://www.tutsystems.com two hours after the call ends for at least one week.

Recent Announcements:

Significant announcements from Tut Systems since the second quarter earnings release include:

7/30/03	Tut Systems and Siemens Partner to Win Portugal Telecom ConcePT Hotel Program
7/30/03	Cameron and Wamego Using VideoTele.com’s IP TV Solution to Deliver Digital TV Services
7/30/03	Duo County and Dumont Telephone to Offer Digital Tier Cable TV Service Using VideoTele.com Solution
9/9/03	Hong Kong’s Leading Telecommunications Provider Selects VideoTele.com’s Astria(R) Digital TV Solution
9/23/03	Tut Systems and Teleste Join to Offer Open Solutions for Advanced Broadcast TV and VOD Applications
10/2/03	Tut Systems and RYCOM Partner to Deliver High-Performance Network Infrastructure for University of Toronto’s Student Housing
10/14/03	VideoTele.com Announces First Customer for New M2-10 Video Transport Solution

About Tut Systems, Inc.

Tut Systems, Inc. (NASDAQ: TUTS) delivers industry leading content processing and distribution products for deploying next-generation data and video services over broadband networks. Tut Systems products are used by telecommunications, cable, entertainment and communications companies, as well as government agencies from around the world, to enable the delivery of broadcast-quality video over any broadband network. VideoTele.com, a subsidiary of Tut Systems, is the world leader in delivering digital TV over xDSL networks.

Tut Systems is headquartered in Pleasanton, CA with administrative offices in Lake Oswego, OR and on the Internet at <http://www.tutsystems.com>. Tut Systems can be contacted at 925-460-3900, 503-594-1400 or 800-998-4888.

- FINANCIAL TABLES FOLLOW -

Contact:

Randy Gausman

Chief Financial Officer

Tut Systems

(503)-594-1400

RandallG@VideoTele.com

Jeff Schline

Manager, Corporate Communications

Tut Systems

(503) 594-1364

jschline@VideoTele.com

TUT SYSTEMS, INC.

THIRD QUARTER FISCAL YEAR 2003 GAAP TO NON-GAAP RECONCILIATION

(in thousands)

(unaudited)

Use of Non-GAAP Financial Measures

EBITDA is a financial measure that is not determined in accordance with generally accepted accounting principles (“GAAP”). EBITDA does not represent funds available for management’s discretionary use and is not intended to represent cash flow from operations. EBITDA should not be construed as a substitute for net loss or as a better measure of liquidity than cash flow from operating activities, both of which are determined in accordance with GAAP. EBITDA excludes components that are significant in understanding and assessing the Company’s results of operations and cash flows. In addition, EBITDA is not a term defined by GAAP and as a result, our measure of EBITDA might not be comparable to similarly titled measures used by other companies. The Company presents the reconciliation from net loss to EBITDA since the Company deems net loss the most directly comparable GAAP term.

However, the Company believes that EBITDA is relevant and useful information. Company management refers to EBITDA in making operating decisions because it provides meaningful supplemental information regarding the company’s operational performance. For instance, management believes that EBITDA is useful in assessing the Company’s core operating results and internal comparisons to the Company’s historical operating results. Accordingly, the Company is disclosing this information to permit a more comprehensive analysis of our operating performance, as an additional measure of performance and liquidity and to provide additional information with respect to the Company’s ability to meet future debt service, capital expenditures and working capital requirements.

	Three months ended September 30,		Nine months ended September 30,
	2003	2002	2003	2002
Net loss	$(742)	$(5,867)	$(4,998)	$(24,621)
Depreciation	297	813	796	2,599
Amortization	442	300	1,360	899
Interest expense (income), net	26	(158)	28	(599)

EBITDA	$23	$(4,912)	$(2,814)	$(21,722)

TUT SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2003	2002	2003	2002
Revenues:
Product	$8,283	$1,840	$22,384	$6,317
License and royalty	239	195	604	590

Total revenues	8,522	2,035	22,988	6,907

Cost of goods sold:
Product	3,751	1,249	11,025	9,340

Gross margin (loss)	4,771	786	11,963	(2,433)

	56.0%	38.6%	52.0%	(35.2)%
Operating expenses:
Sales and marketing	1,848	1,830	5,702	6,612
Research and development	1,887	3,172	6,221	9,959
General and administrative	1,018	642	3,325	3,844
Restructuring costs	292	870	292	870
Impairment of intangible assets			128
Amortization of intangible assets	442	300	1,360	899

Total operating expenses	5,487	6,814	17,028	22,184

Loss from operations	(716)	(6,028)	(5,065)	(24,617)
Impairment of certain equity investments				(592)
Interest and other (expense) income, net	(26)	161	67	588

Net loss	$(742)	$(5,867)	$(4,998)	$(24,621)

Net loss per share, basic and diluted	$(0.04)	$(0.36)	$(0.25)	$(1.50)

Shares used in computing net loss, basic and diluted	20,040	16,482	19,912	16,451

TUT SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30, 2003	December 31, 2002
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$13,956	$25,571
Accounts receivable, net	7,187	1,972
Inventories, net	3,822	3,888
Prepaid expenses and other	1,517	1,082

Total current assets	26,482	32,513
Property and equipment, net	1,579	1,630
Intangibles and other assets	4,099	5,586

Total assets	$32,160	$39,729

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$4,575	$7,196
Deferred revenue	170	921

Total current liabilities	4,745	8,117
Deferred revenue, net of current portion		35
Other liabilities	3,511	3,346

Total liabilities	8,256	11,498

Stockholders’ equity	23,904	28,231

Total liabilities and stockholders’ equity	$32,160	$39,729